UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      June 8, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On June 8, 2012, Mt. V Property Holdings, LLC (“Mt. V”), a wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”), entered into each of: (i) a Loan Agreement with Metro City Bank (“Metro”) in the amount of $1,267,000; (ii) a Loan Agreement with Metro in the amount of $1,810,000 ((i) and (ii) collectively, the “Metro Agreements”); and (iii) a Loan Agreement (the “CDC Agreement”) with the Economic Development Corporation of Fulton County (the “CDC”), an economic development corporation working with the U.S. Small Business Administration (“SBA”) pursuant to the SBA’s 504 Loan Program.  Pursuant to the Metro Agreements and the CDC Agreement, respectively, Mt. V issued: (a) a Promissory Note in favor of Metro in an aggregate principal amount of $1,810,000 (the “$1,810,000 Metro Note”); (b) a Promissory Note in favor of Metro in an aggregate principal amount of $1,267,000 (the “$1,267,000 Metro Note” and, collectively with the $1,810,000 Metro Note, the “Metro Notes”); and (c) a Promissory Note in favor of the CDC in an aggregate principal amount of $1,304,000 (the “SBA Note”).

The funding of the Metro Agreements occurred on June 8, 2012.  Mt. V used the proceeds of the Metro Notes to repay in its entirety a debt incurred by Mt. V and payable to Metro in the original principal amount of $3,114,000 (the “Initial Debt”), which Initial Debt was used to fund the Company’s November 30, 2011 acquisition of the operations and selected assets of a 97-bed skilled nursing center located in Mountain View, Arkansas known as the Stone County Nursing and Rehabilitation Facility (“Stone County Rehab”). The funding of the CDC Agreement is expected to occur on or about July 11, 2012 (the “Funding Date”), subject to the satisfaction of certain conditions, at which time Mt. V will use the proceeds thereof to repay in its entirety the $1,267,000 Metro Note.  In the event that the CDC Agreement is not funded on the Funding Date, the CDC Agreement and SBA Note will become null and void.  In connection with its repayment of the $1,267,000 Metro Note, Metro will release to Mt. V $1,000,000 that Mt. V initially deposited into a certificate of deposit as additional collateral for the Initial Debt.

The $1,810,000 Metro Note matures on June 8, 2022.  Interest on the $1,810,000 Metro Note accrues on the principal balance thereof at an annual variable rate equal to the published Wall Street Journal prime rate plus 2.25% (but in no event shall such rate be less than 6.25%), which rate shall be adjusted daily.  The Metro Note is payable in equal monthly installments of principal and interest based on a twenty-five (25) year amortization schedule.  Each such payment is payable on the first day of each month, commencing on August 1, 2012 and continuing through and including the maturity date, June 8, 2022.  The $1,810,000 Metro Note has a prepayment penalty of 10% for any prepayment made prior to the first anniversary of the date of the $1,810,000 Metro Note, which penalty is reduced by 1% each year thereafter until the tenth anniversary of such date, after which there is no prepayment penalty.  The $1,810,000 Metro Note is secured by: (i) a first deed to secure debt on the real property and improvements of  Stone County Rehab; (ii) a first priority security interest in all equipment, machinery, furniture and fixtures of Mt. V located at Stone County Rehab; and (iii) an assignment of all of Mt. V’s right, title and interest in, to and under all existing and future leases and rental agreements with respect to Stone County Rehab.

Interest on the $1,267,000 Metro Note accrues on the principal balance thereof at an annual rate equal to 6.25%.  The entire outstanding principal balance of the $1,267,000 Metro

Note and all accrued, but unpaid, interest thereon is due and payable on July 11, 2012, the maturity date of the $1,267,000 Metro Note.  There is no prepayment penalty applicable to the $1,267,000 Metro Note.  The $1,267,000 Metro Note is secured by: (i) a second in priority deed to secure debt on the real property and improvements of Stone County Rehab; (ii) a security interest in all equipment, machinery, furniture and fixtures of Mt. V located at Stone County Rehab; and (iii) an assignment of all Mt. V’s right, title and interest in, to and under all existing and future leases and rental agreements with respect to Stone County Rehab.

The SBA Note matures on July 1, 2032 (the “SBA Maturity Date”).  Interest on the SBA Note accrues on the principal balance thereof, beginning on the Funding Date, at an annual fixed rate, which rate will be determined on the Funding Date.  The SBA Note is payable in equal monthly installments of principal and interest based on a twenty (20) year amortization schedule.  Each such payment is payable on the first business day of each month, commencing on January 1, 2012 and continuing until the SBA Maturity Date, when all unpaid amounts are due.  The SBA Note is secured by: (i) a second in priority deed to secure debt on the real property and improvements of Stone County Rehab; (ii) a security interest in all equipment, machinery, furniture and fixtures of Mt. V located at Stone County Rehab; and (iii) an assignment of all of Mt. V’s right, title and interest in, to and under all existing and future leases and rental agreements with respect to Stone County Rehab.

Mt. V is permitted, upon 45 days prior written notice to the CDC, to prepay the SBA Note in full (along with any other fees and expenses due and payable under the SBA Note); however, partial prepayments are not permitted. The SBA Note has a prepayment premium for any prepayment made during the first 10 years of such loan.  If prepayment occurs during the first ten years of the SBA Note, then the prepayment premium shall be equal to the prepayment amount multiplied by the interest rate on the SBA Note multiplied by a predetermined factor based on the year of prepayment.  If the SBA Note is prepaid during the first year of the loan, then the predetermined factor is 1.00, and for each subsequent year thereafter (through year 10) the predetermined factor is reduced by ten percent (10%).

Additionally, the SBA Note has: (i) an annual fee payable to the agent servicing such loan equal to one-tenth (1/10) of one percent (1%) of the outstanding balance of the SBA Note; (ii) an annual fee payable to the CDC equal to five-eights (5/8) of one percent (1%) of the outstanding balance of the SBA Note; and (iii) an annual, ongoing guarantee fee payable to the SBA equal to fifteen-sixteenths (15/16) of one percent (1%) of the outstanding balance of the SBA Note ((i) through (iii) collectively, the “Annual Fees”).  Each of the Annual Fees is recalculated every five years.

The SBA has guaranteed all amounts owing under the SBA Note.  Each of the Company, Mt. V and Mountain View Nursing, LLC, a wholly owned subsidiary of the Company, has unconditionally guaranteed all amounts owing under the $1,810,000 Metro Note, the $1,267,000 Metro Note and the SBA Note. In connection with the refinancing of Stone County Rehab described herein, Mt. V also entered into security agreements and indemnities related to hazardous materials, each containing customary terms and conditions.

Item 2.03                                           Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2012	ADCARE HEALTH SYSTEMS, INC.

/s/ Boyd P. Gentry
Boyd P. Gentry
Chief Executive Officer